UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

COOPER-STANDARD HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	20-1945088 (IRS Employer Identification No.)

40300 Traditions Drive, Northville, Michigan (Address of principal executive offices)	48168 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

Title of each class to be so registered	Name of each exchange on which each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-A is filed to amend the cover page of the Registration Statement on Form 8-A filed by Cooper-Standard Holdings Inc. with the U.S. Securities and Exchange Commission on November 7, 2022, to reflect that the registration on such Form 8-A was the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and not pursuant to Section 12(g) of the Exchange Act as was inadvertently indicated on the cover page of such Form 8-A.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 9, 2022	Cooper-Standard Holdings Inc. By: /s/ Joanna M. Totsky Name: Joanna M. Totsky Title: Senior Vice President, Chief Legal Officer and Secretary

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